UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021
________________________
BALLY'S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02         Results of Operations and Financial Condition.
On August 9, 2021, Bally's Corporation (the "Company") published a press release to report its financial results for the second quarter ended June 30, 2021. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and will not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01    Other Events.

During the second quarter of 2021, the Company updated its reporting segments to better align with its strategic growth initiatives in light of recent and pending acquisitions. The growth and diversification achieved through the Company’s recent and pending acquisitions has resulted in a change in the way the Company’s chief operating decision maker makes operating decisions, assesses the performance of the business and allocates resources. As a result, the Company realigned its operating segments and determined it had two reportable segments: East and West. The Company conducts its business through these reportable segments and reports revenue and operating expenses associated with these reportable segments in its consolidated statements of operations.

The East reportable segment includes Twin River Casino Hotel and Tiverton Casino Hotel, previously reported as "Rhode Island," and Dover Downs Hotel & Casino and Bally's Atlantic City, previously reported as "Mid-Atlantic", and the operations of Tropicana Evansville which was acquired on June 3, 2021.

The West reportable segment includes Hard Rock Hotel & Casino Biloxi, Casino Vicksburg and Eldorado Resort Casino Shreveport, previously reported as "Southeast," and Bally's Kansas City Casino, formerly Casino KC, and Bally's Black Hawk, formerly the Black Hawk Casinos, previously reported as "West", Bally's Lake Tahoe Casino Resort, formerly MontBleu Resort Casino & Spa, acquired on April 6, 2021, and Jumer's Casino & Hotel, acquired on June 14, 2021.

The "Other" category includes the immaterial operating segments of SportCaller, Monkey Knife Fight, Mile High USA and Bally's Interactive, formerly Bet.Works, which was acquired June 1, 2021. The Company is in the process of combining the operations of SportCaller, Monkey Knife Fight and Bally's Interactive into one operating segment known as Bally's Interactive upon the closing of the acquisition of Gamesys Group plc. Bally's Interactive will also include the existing online and mobile sports betting operations which were previously reported as part of retail casino operations.

The main key performance indicator used in managing the Company's business and evaluating segment performance is adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure. Adjusted EBITDA is defined as earnings for the Company, or where noted its reporting segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, share-based compensation, and certain other gains or losses, as well as, when presented for reporting segments, an adjustment related to the allocation of corporate cost among segments. The changes in the reportable segment structure discussed above affect only the manner in which the Company's reportable segments were previously reported.

Item 8.01 of this Current Report on Form 8-K provides a summary of the Company's segment operating results and Adjusted EBITDA for the years ended December 31, 2020 and 2019, the first quarter ended March 31, 2021, and the 2020 quarterly periods as if the segments had been reported under this new reportable segment structure. Consolidated results remain unchanged. Beginning with the quarter ended June 30, 2021, the condensed consolidated financial statements will reflect the new reportable segment structure with the prior periods adjusted to conform to the new presentation. The recast segment information is included as Exhibit 99.2.

Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, does not restate the Company's previously reported consolidated financial statements for any period, nor does it reflect any subsequent information or events, other than as required to reflect the change in segments as described above. Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.2, should be read in conjunction with the Company's Annual Report on Form 10-K for the years ended December 31, 2020 and 2019 and the Company's interim filings for such years with the Securities and Exchange Commission.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Bally's Corporation dated August 9, 2021
99.2	Recast Segment Information of Bally's Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

Date: August 9, 2021